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                                                                      EXHIBIT 21

                LIST OF SUBSIDIARIES OF COLE NATIONAL CORPORATION
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                                          State of                              Names Subsidiaries
Corporation Name                        Incorporation                           Do Business Under
-----------------                       -------------                           ----------------------
Cole National Group, Inc.                 Delaware

Cole Managed Vision, Inc.                 Delaware

Bay Cities Optical Company                California                            Ward's Optical

Cole Lens Supply, Inc.                    Delaware                              Contact Lens Supply
                                                                                Contact Lens Supply Co.

Cole Vision Corporation                   Delaware                              Sears Optical
                                                                                Ward's Optical
                                                                                BJ's Optical Department
                                                                                Target Optical
                                                                                Optical Factory Outlet

Cole Vision Canada, Inc.                  New Brunswick, Canada                 Sears Optical
                                                                                Vision Club
                                                                                Pearle Vision Center

Cole Vision Services, Inc.                Delaware

Western States Optical, Inc.              Washington                            Sears Optical

Things Remembered, Inc.                   Delaware                              Things Remembered
                                                                                Things Remembered Engraved Gifts
                                                                                Things Engraved
                                                                                HQ Gifts
                                                                                Gifts Remembered

Pearle, Inc.                              Delaware

Pearle VisionCare, Inc.                   California                            Pearle Vision (HMO)

Pearle Vision Center of                   Commonwealth of Puerto Rico           Pearle Vision Center
  Puerto Rico, Inc.                                                             Pearle Vision Express
                                                                                Pearle Express

Pearle Vision, Inc.                       Delaware                              Pearle Vision
                                                                                Pearle Vision Center
                                                                                Pearle Vision Express
                                                                                Pearle Eyelab Express
                                                                                Pearle Eye-Tech Express
                                                                                Pearle Express

Pearle Vision Managed Care
  HMO of Texas, Inc.                      Texas

American Vision Centers, Inc.             Delaware                              American Vision Centers
                                                                                Eyes First

NuVision, Inc.                            Michigan                              Pearle Vision

Vision Maintenance Organization, Inc.     Michigan
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